ADDENDUM TO COMMERCIAL LOAN AGREEMENT

This ADDENDUM TO COMMERCIAL LOAN AGREEMENT (the “Addendum”) executed this 25th day of September 2020 and effective as of June 30, 2020 (the “Effective Date”), amends the Commercial Loan Agreement  (the “Agreement”) dated July 22, 2019 and is made by and between:

ENCOMPASS MORE GROUP, INC., a Nevada corporation (“Borrower”),

and

GROW CAPITAL, INC., a Nevada corporation (“Lender”).

Recitals

WHEREAS, Lender entered into the Agreement to lend $100,000 to Borrower in exchange for a promissory note under the terms of the Agreement.

WHEREAS, Borrower and Lender wish to modify certain of the terms and conditions set forth in the Agreement and have agreed to make certain additional amendments to the Agreement as set out below.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual promises set forth in this Addendum, the parties hereto agree as follows:

Notwithstanding anything contained in the Agreement to the contrary, the provisions set forth below will be deemed to be a part of the Agreement and shall supersede any contrary provision in the Agreement. All references in the Agreement and in this Addendum shall be construed to mean the Agreement as amended and supplemented by this Addendum. Any inconsistency between the Agreement and this Addendum shall be resolve din favor of the provisions of this Addendum.

1.Defined Terms:  All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Agreement;

2.Modification of the Agreement:

(I) Section 1.1 of Section 1.  AMOUNT AND TERMS OF THE LOAN shall be replaced in its entirety with the following:

1.1 The Loan.   Lender shall lend to Borrower the sum of Seventy Two Thousand and No/100 Dollars ($72,000.00), against the issuance and delivery by Borrower of a promissory note for such amount, in the form attached hereto as Exhibit A (the “Note”).

(II) Section 1.3 of Section 1.  AMOUNT AND TERMS OF THE LOAN shall be added as follows:

1.3    Interest Due.  Borrower and Lender agree that any and all interest due and payable as of June 30, 2020 shall accrue to the benefit of the Lender and shall be due and payable on October 1, 2021 in additional to all interest due under the Note.

(III) Effect of Amendment: Except as expressively modified in this Addendum, all terms, conditions and covenants set forth in the Agreement shall remain in full force and effect among the parties.

(IV) Amendment: This Addendum may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

(V) Governing Law: This Addendum shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

(VI) Counterparts: This Addendum maybe executed in any number of counterparts, each of which shall be an original but all of which together, shall constitute one instrument. A facsimile or other electronic transmission of this signed Addendum shall be legal and binding on all parties hereto.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

BORROWER:

ENCOMPASS MORE GROUP, INC.

By:	/s/ Brock McKinley
Name: Brock McKinley
Title: President

LENDER:

GROW CAPITAL, INC.

By:	/s/ Terry Kennedy
Name: Terry Kennedy
Title: CEO

PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ENCOMPASS MORE GROUP, INC., a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of GROW CAPITAL, INC., a Nevada corporation, or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”), the principal amount of $72,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”), dated September 25, 2020 with an effective date of July 1, 2020  (the “Effective Date”) and the Amended Commercial Loan Agreement (the “Amended Agreement”), dated as of September 25, 2020, by and between Borrower and the Noteholder.

1.Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to 5%;

“Borrower” has the meaning set forth in the introductory paragraph;

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Las Vegas, Nevada are authorized or required by law to close;

“Default” means any of the events specified in Section 8 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 8, would, unless cured or waived, become an Event of Default;

“Default Rate” means, at any time, the Applicable Rate plus 2%;

“Event of Default” has the meaning set forth in Section 8;

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supranational bodies, such as the European Union or the European Central Bank);

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject;

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest;

“Loan” has the meaning set forth in the introductory paragraph;

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; or (e) the Borrower’s ability to perform any of its material obligations hereunder;

“Maturity Date” means the earlier of (a) October 1, 2021; and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9;

“Note” has the meaning set forth in the introductory paragraph;

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject;

“Parties” has the meaning set forth in the introductory paragraph;

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

2. Payment Dates; Optional Prepayments.

2.1  Monthly Installment Payments.  Borrower shall make principal monthly installment payments of $6,000 (each, a “Monthly Payment”), payable on the 1st day of November 2020 and each month thereafter.

2.2  Final Payment. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest thereon, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 9.

2.3  Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3. Interest.

3.1  Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from July 1, 2020 was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

3.2  Default Interest.  If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

3.3  Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made and shall not accrue on the Loan for the day on which it is paid.

3.4  Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. Payment Mechanics.

4.1  Manner of Payments. All payments of principal shall be made in lawful money of the United States of America no later than 12:00 PM Nevada time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2  Application of Payments. All payments made hereunder shall be applied first to the principal amount outstanding under the Note.

4.3  Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4  Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

4.5    Interest Payments.   Any and all interest due and payable by the Borrower under this Note is due and payable at Maturity.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1  Existence; Compliance with Laws.  The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada and is duly qualified to do business in each jurisdiction in which the Borrower is required to be registered in order to conduct its business, and has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, and (b) in compliance with all Laws and Orders except to the  extent that the failure to comply therewith would not, reasonably be expected to have a Material Adverse Effect.

5.2  Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

5.3  Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

5.4  No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

5.5  No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

5.6  Enforceability. The Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.7  No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

6. Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

6.1  Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.2  Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and all Laws and Orders applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.3  Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and appropriate reserves with respect thereto have been provided on its books.

6.4  Notice of Events of Default. As soon as possible and in any event within two Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

6.5  Further Assurances. Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

7. Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

7.1  Indebtedness. Incur, create, or assume any additional indebtedness.

7.2  Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 15 days or that are being contested in good faith by appropriate proceedings.

7.3  Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

8. Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1  Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for 5 days.

8.2  Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3  Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 6 or (b) any other  covenant,  obligation, condition, or agreement contained in this Note, other than those specified in clause (a), and such default shall continue unremedied for a period of 10 days after the earlier of the date on which (x) any officer of the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower from Noteholder.

8.4  Cross-Defaults. The Borrower fails to pay when due any of its indebtedness (other than indebtedness arising under this Note), or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

8.5  Bankruptcy.

(a)the Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)there is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 8.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 30 days;

(c)there is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(d)the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.5(a), Section 8.5(b), or Section 8.5(c) above; or

(e)the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

8.6  Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

9. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all  accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 8.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

10. Miscellaneous.

10.1  Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Note shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other parties hereto):

If to the Borrower:

Encompass More Group, Inc.

2485 Village View Drive, Suite 190

Henderson, NV 89074

Telephone No.: 888-336-9559

Attention: Brock McKinley

E-mail: brockmckinley@outlook.com

If to the Noteholder:

Grow Capital, Inc.

2485 Village View Drive, Suite 180

Henderson, NV 89074

Telephone No.: (702) 830-7919

Attention: Terry Kennedy

E-Mail: tk@appreciationfinancial.com

with a copy to (which shall not constitute notice):

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, Texas 77002

Telephone No.: (713) 238-1887

Facsimile No.: (713) 225-2340

Attention:Mark Coffin

E-Mail: mcoffin@seyfarth.com

10.2  Expenses. All fees and expenses incurred in connection with the Note shall be paid by the Party incurring such expenses, other than as set forth in Section 10.3.

10.3  Attorneys’ Fees. In case of an Event of Default, or any action at law or suit in equity to enforce this Note or the rights of the Noteholder under this Note, the Noteholder shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.4  Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Nevada.

10.5  Submission to Jurisdiction.

(a)The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)Nothing in this Section 10.5 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

10.6  Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.5 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.7  Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

10.8  Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which  shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.9  Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.10  Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

10.11  USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Noteholder.

10.12  Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.13  Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.14  Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

10.15  No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

10.16  Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law.

10.17  Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note  or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the Effective Date.

ENCOMPASS MORE GROUP, INC.

By: /s/ Brock McKinley
Name: Brock McKinley Title: President

[Signature Page to Encompass Promissory Note]